UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Below, Inc.

1818 Market Street

Suite 2000

Philadelphia, PA 19103

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Tuesday, June 21, 2016, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting and you are a registered shareholder, please bring a valid form of picture identification. If you are a beneficial owner of shares held in “street name” through a bank, broker, or other intermediary, please contact your bank, broker, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Annual Meeting.

At this year’s Annual Meeting, you will be asked to elect as directors the five nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017, approve the Five Below, Inc. Amended and Restated Equity Incentive Plan, as amended and restated, approve the Five Below, Inc. 2016 Performance Bonus Plan, as amended and restated, and cast an advisory (non-binding) vote approving the Company’s named executive officer compensation.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Thomas G. Vellios
Executive Chairman

Notice of Annual Meeting of Shareholders

To Be Held on June 21, 2016

9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 on Tuesday, June 21, 2016, at 9:00 a.m. Eastern Daylight Time. At the Annual Meeting, shareholders will be asked:

1) To elect (i) three Class I directors to hold office until the 2019 annual meeting of shareholders and (ii) two Class III directors to hold office until the 2018 annual meeting, and until their respective successors have been duly elected and qualified;

2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 28, 2017;

3) To approve the Company’s Amended and Restated Equity Incentive Plan, which would approve the continuation of the terms of the plan for purposes of Section 162(m) of the Internal Revenue Code;

4) To approve the Company’s 2016 Performance Bonus Plan, including for purposes of Section 162(m) of the Internal Revenue Code;

5) To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation; and

6) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 26, 2016 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2016:

This Notice is only an overview of the Proxy Statement and proxy card or voting information form included in this mailing and available at www.proxyvote.com. These documents are first being mailed to shareholders on or about May 12, 2016. Our 2015 Annual Report, including our Form 10-K for fiscal year 2015, is not part of the proxy solicitation material.

By order of the board of directors,

Karen W. Procell
Secretary

Philadelphia, Pennsylvania

May 12, 2016

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2016” or “fiscal 2016” refer to the period from January 31, 2016 to January 28, 2017, which is a 52-week fiscal year. References to “fiscal year 2015” or “fiscal 2015” refer to the period from February 1, 2015 to January 30, 2016, which was a 52-week fiscal year. References to “fiscal year 2014” or “fiscal 2014” refer to the period from February 2, 2014 to January 31, 2015, which was a 52-week fiscal year. References to “fiscal year 2013” or “fiscal 2013” refer to the period from February 3, 2013 to February 1, 2014, which was a 52-week fiscal year. References to 2016, 2015, 2014 and 2013 are to our fiscal years unless otherwise specified.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2015 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended January 30, 2016. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m. Eastern Daylight Time June 21, 2016	April 26, 2016

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103	54,714,544

SUMMARY VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	51
Ratification of Independent Registered Public Accounting Firm	FOR	52
Approval of the Company’s Amended and Restated Equity Incentive Plan	FOR	54
Approval of the Company’s 2016 Performance Bonus Plan	FOR	59
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	63

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a majority of votes cast for each director nominee.

Name, Age	Director Since	Class		Committee Membership*
			Principal Occupation	AC	CC	NCGC
Catherine E. Buggeln, 55	2015	I	Retail and Brand Consultant

Michael F. Devine, III, 57	2013	I	Former Chief Financial Officer and Executive Vice President of Coach, Inc.,

Ronald L. Sargent, 60	2004	I	Chairman and Chief Executive Officer of Staples, Inc.

Daniel J. Kaufman, 56	2015	III	Chief Legal Officer and Corporate Secretary of GameStop Corp.

Richard L. Markee, 62	2016	III	Non-Executive Chairman of Vitamin Shoppe

* AC Audit Committee	CC	Compensation Committee
NCGC Nominating and Corporate Governance Committee		Chair of the Committee

APPROVAL OF THE EQUITY INCENTIVE PLAN AND 2016 PERFORMANCE BONUS PLAN

Amended and Restated Equity Incentive Plan

Equity awards are a vital piece of our total compensation package and are designed to support our long-term strategy, provide a mechanism to attract and retain talent and to create a commonality of interest between management and our shareholders. Awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) are intended to compensate our Named Executive Officers (as defined below) for sustained long-term performance that is aligned with shareholder interests and to encourage retention through vesting schedules. Long-term equity incentive awards may take a variety of forms, such as stock options, restricted stock grants and restricted stock unit grants. Levels, mix, and frequency of awards are determined by the compensation committee. Our board of directors has recently approved certain technical updates and enhancements to the plan.

We are seeking approval of the Equity Incentive Plan, which would approve the continuation of the terms of the plan for purposes of Section 162(m) of the Internal Revenue Code. See Proposal 3 on page 54.

2016 Performance Bonus Plan

If approved by shareholders at the Annual Meeting, we will provide cash incentive awards under the Five Below, Inc. 2016 Performance Bonus Plan (the “Performance Bonus Plan”) to our Named Executive Officers for achieving and exceeding our annual financial goals, which are generally based on the attainment of certain pre-established performance.

We are seeking approval of the Performance Bonus Plan in order to approve the terms of the plan for purposes of Section 162(m) of the Internal Revenue Code. See Proposal 4 on page 59.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2016

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended January 30, 2016 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 21, 2016 (the “Annual Meeting”), and any postponements or adjournments of the meeting. On or about May 12, 2016, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Tuesday, June 21, 2016, at 9:00 a.m. Eastern Daylight Time, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2015 Annual Report primarily over the internet. On or about May 12, 2016, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•

a proposal to elect (i) three Class I directors to hold office until the 2019 annual meeting of shareholders and (ii) two Class III directors to hold office until the 2018 annual meeting, and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 28, 2017 (Proposal No. 2);

•	a proposal to vote on the Company’s Equity Incentive Plan, which would approve the continuation of the terms of the plan for purposes of Section 162(m) of the Internal Revenue Code (Proposal No. 3);

•	a proposal to vote on the Performance Bonus Plan, including for purposes of Section 162(m) of the Internal Revenue Code (Proposal No. 4);

•	an advisory (non-binding) vote to approve our Named Executive Officer compensation (Proposal No. 5); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s (i) three Class I nominees and (ii) two Class III nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 28, 2017 (Proposal No. 2);

•	FOR the approval of the Equity Incentive Plan (Proposal No. 3);

•	FOR the approval of the Performance Bonus Plan (Proposal No. 4); and

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation (Proposal No. 5).

Are all of the Company’s Class I directors standing for re-election to the board of directors at the Annual Meeting?

Yes, all of our Class I directors are standing for re-election.

Why am I being asked to vote on directors for more than one class?

The board of directors filled two vacancies since the 2015 annual meeting of shareholders resulting from two resignations. Mr. Kaufman is currently serving as a Class III director, having been elected by the board of directors effective December 3, 2015 to fill a vacancy created by the resignation of David Schlessinger. Mr. Markee is currently serving as a Class III director, having been elected by the board of directors effective May 3, 2016 to fill a vacancy created by the resignation of David M. Mussafer. Pursuant to our bylaws, any director elected by the board of directors to fill a vacancy (a “Vacancy Director”) may only hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. At the annual meeting of shareholders following the election of a Vacancy Director, the shareholders have the opportunity to elect a director to fill the vacancy having been filled by the Vacancy Director. The board nominates a candidate to fill the vacancy, who may be the Vacancy Director. The candidate, if elected, serves until the annual meeting of shareholders at which the term of office of the class in which the vacancy occurred expires and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 26, 2016. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 54,714,544 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Majority of Votes Cast for each Director Nominee	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Approval of the Company’s Equity Incentive Plan	Majority of Votes Cast	No

Proposal No. 4—	Approval of the Company’s Performance Bonus Plan	Majority of Votes Cast	No

Proposal No. 5—	Approval, on an advisory basis, of our Named Executive Officer compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominees receiving more FOR votes than AGAINST votes with respect to such nominee will be elected. Proxies may not be voted for more than five directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal Nos. 2, 3, 4 and 5, you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by internet, telephone or mail will be counted); or

•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3, 4 and 5 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be determined by our board from time to time. The number of members of our board is currently fixed at nine and is divided into three classes with staggered three-year terms.

Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Devine, Kaufman, Sargent and Markee and Ms. Buggeln. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2019 Annual Meeting

Catherine E. Buggeln. Ms. Buggeln, 55, has served as a director since March 2015. Ms. Buggeln has been a consultant to various retailers since 2004. Since 2012, Ms. Buggeln has exclusively provided consulting services to Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. Ms. Buggeln formerly served as the Senior Vice President of Strategic Planning and New Business Development at Coach, Inc., a leading marketer of modern classic American accessories, from 2001 to 2005. Ms. Buggeln is a director of Ascena Retail Group, Inc., where she serves on the audit and nominating and corporate governance committees, and Vitamin Shoppe, Inc., where she serves on the compensation committee. She also previously served as a director of The Timberland Company in 2011. Ms. Buggeln’s extensive experience in the retail industry, in both managerial and director roles, led to the conclusion that she should serve as a director of Five Below.

Michael F. Devine, III. Mr. Devine, 57, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer since December 2001 and Executive Vice President and Chief Financial Officer since August 2007 until his retirement in August 2011. Mr. Devine currently serves as a director and member of the audit committees of Deckers Outdoor Corporation and Express, Inc., and a director of Sur la Table and Talbots. Mr. Devine previously served as a director and member of the audit committee of Nutrisystem, Inc. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 60, has served as a director since 2004. Mr. Sargent has served as the Chief Executive Officer of Staples, Inc., an office supply company, since 2002 and as Chairman of its board of directors since 2005. Prior to becoming Chairman and Chief Executive Officer, Mr. Sargent held a variety of executive positions at Staples, Inc. since joining the company in 1989. Mr. Sargent currently serves as a director of The Kroger Co. and previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Nominees for Election to the Board of Directors for a Two-Year Term Expiring at the 2018 Annual Meeting

Daniel J. Kaufman. Mr. Kaufman, 56, has served as a director since December 2015. Mr. Kaufman is currently the Chief Legal Officer and Corporate Secretary of GameStop Corp., or GameStop, a global, multichannel video game, consumer electronics and wireless services retailer. He joined GameStop in 2005 and, until February 2016, served as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining

GameStop, Mr. Kaufman was at Electronics Boutique Holdings Corp. from January 2002, where he was serving as Senior Vice President, General Counsel and Corporate Secretary at the time of its acquisition by GameStop. In addition to his responsibilities at GameStop, Mr. Kaufman currently represents GameStop on the board of the Entertainment Merchants Association, a trade organization. Mr. Kaufman’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Richard L. Markee. Mr. Markee, 62, has served as a director since May 2016. Mr. Markee has served as the Non-Executive Chairman of Vitamin Shoppe, Inc. since January 2016 and as Vitamin Shoppe’s Executive Chairman from April 2011 to January 2016. He previously served as Chief Executive Officer and Chairman of the Board of Vitamin Shoppe from September 2009 to April 2011, and served as non-executive Chairman of the Board from April 2007 to September 2009. He occupied senior management positions at Babies “R” Us from August 2004 through November 2007 and at Toys “R” Us, Inc. from May 2003 through November 2007. Mr. Markee previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries and Toys “R” Us. Mr. Markee’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2017 Annual Meeting

Joel D. Anderson. Mr. Anderson, 51, has served as a director since February 2015, when he was appointed to serve as our President and Chief Executive Officer. Prior to becoming our President and Chief Executive Officer, Mr. Anderson was our President and Chief Operating Officer from July 2014 through January 2015. Prior to joining Five Below, Mr. Anderson served as President and Chief Executive Officer of Walmart.com, from 2011 until 2014 and as the divisional Senior Vice President of the Northern Plains division of Wal-mart Stores, Inc., a global retailer, from 2010 to 2011. Prior to joining Wal-mart Stores, Inc., Mr. Anderson was President of the retail and direct business units for Lenox Group, Inc., and served in various executive positions at Toys “R” Us Inc. over a 14 year period. Mr. Anderson’s experience in the retail industry as well as his position as our President and Chief Executive Officer led to the conclusion that he should serve as a director of Five Below.

Kathleen S. Barclay. Ms. Barclay, 60, has served as a director since March 2015. Ms. Barclay served as the Senior Vice President of Human Resources for The Kroger Co., a $100B grocery supermarket company, from 2009 until her retirement in November 2015. Prior to joining The Kroger Co., Ms. Barclay served in many leadership roles at General Motors Corporation, a multinational automotive corporation, from 1985 to 2010. Most recently she served as General Motors Corporation’s Vice President of Global Human Resources from 1998 to 2009. Ms. Barclay’s senior leadership experience with a large-scale, growing retailer led to her selection as a director of Five Below.

Thomas M. Ryan. Mr. Ryan, 63, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, now CVS Health, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. Mr. Ryan also served as the Chairman of CVS Health’s board of directors from 2007 to 2011. Mr. Ryan currently serves as a director of Yum! Brands, Inc. and PJT Partners and previously served as a director of Bank of America Corporation and Vantiv, Inc. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

Member of the Board of Directors Continuing in Office for a Term Expiring at the 2018 Annual Meeting

Thomas G. Vellios. Mr. Vellios, 61, is the co-founder of Five Below and has served as our Executive Chairman since February 2015, and as one of our directors since our incorporation in 2002. Mr. Vellios previously served as our Chief Executive Officer from 2002 until January 31, 2015. Mr. Vellios also served as our President from 2005 until June 2014. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios’ 25 years of experience in the specialty, department store and discount retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of the Company as a founder led to the conclusion that he should serve as a director of Five Below.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of nine members. Our articles of incorporation and bylaws provide that our board of directors will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, which, assuming the election of Messrs. Kaufman and Markee at the Annual Meeting, will be constituted as follows:

•	the Class I directors are Ms. Buggeln and Messrs. Devine and Sargent, and their terms will expire at the Annual Meeting;

•	the Class II directors are Ms. Barclay and Messrs. Anderson and Ryan, and their terms will expire at the annual meeting of shareholders to be held in 2017; and

•	the Class III directors are Messrs. Kaufman, Markee and Vellios, and their terms will expire at the annual meeting of shareholders to be held in 2018.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our board of directors will make it more difficult for a third party to acquire control of us.

Having completed our initial public offering in 2012, we are a relatively new public company. We believe that our board of directors’ classified structure provides enhanced continuity and stability in the board’s business strategies and policies, which is particularly relevant during the early years of operating as a public company. Under the current system, after each election, at least two-thirds of the board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and oversight of the Company’s operations. We believe that maintaining a classified board structure balances the need for shareholders to express their opinion on the board’s performance with the need for our directors to focus on the Company’s long-term success and maximize value for shareholders.

Director Independence

Our board of directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC and other governing laws and applicable regulations. No director will be deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Kaufman, Markee, Ryan and Sargent and Mses. Buggeln and Barclay are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC. Of these independent directors, our board has determined that: (i) Messrs. Devine, Kaufman, Markee and Sargent, who comprise our audit committee; (ii) Mses. Barclay and Buggeln and Messrs. Ryan and Markee, who comprise our compensation committee; and (iii) Messrs. Kaufman and Sargent and Mses. Barclay and Buggeln, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Anderson serving as our Chief Executive Officer and Mr. Vellios serving as Executive Chairman of the board. We believe this is appropriate as it provides Mr. Anderson with the ability to focus on our day-to-day operations while allowing Mr. Vellios to lead our board of directors in its fundamental role of providing advice to and oversight of management. In addition, as Executive Chairman, Mr. Vellios remains involved in key matters affecting our business and in implementing our growth strategy.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk by providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage an appropriately long-term focus).

Moreover, while the compensation committee continues to evaluate the implementation of a formal stock ownership guideline for our management team, we note that our Named Executive Officers already maintain a substantial equity ownership position, through direct stock ownership and/or the ownership of stock option and restricted stock unit awards. We believe that this ownership position provides significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

Historically, certain of the Company’s restricted stock unit awards have been subject to rescission, cancellation or recoupment to the extent that the Company were required to restate its financial statements, in situations where the vesting of the restricted stock units was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and the extent of vesting of the restricted stock units would have been less had the financial statements been correct in the first instance. The intended effect of these “clawback” provisions is to put the affected grantee in the same position relative to vesting of the restricted stock units as he or she would have been in had the financial statements been correct at the time of the original vesting. Following the Annual Meeting, awards made under the Company’s cash and equity incentive plans will generally be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website, www.fivebelow.com, under the “Investor Relations” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Messrs. Devine, Kaufman, Markee and Sargent. Mr. Devine serves as the chairperson of the audit committee. Mr. Devine was elected as chairperson of the audit committee in March 2013. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board has determined that Messrs. Devine, Sargent and Markee are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication defined under the applicable rules of The NASDAQ Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

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reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

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overseeing compliance with the SEC’s and The NASDAQ Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Mses. Barclay and Buggeln and Messrs. Ryan and Markee. Mr. Ryan serves as the chairperson of the compensation committee. Mr. Ryan was elected chairperson of the compensation committee in March 2013. All of the members of the compensation committee are independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors.

Our nominating and corporate governance committee consists of Mses. Barclay and Buggeln and Messrs. Kaufman and Sargent. Mr. Sargent serves as the chairperson of the nominating and corporate governance committee. Mr. Sargent was elected chairperson of the nominating and corporate governance committee in March 2013. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Meetings and Attendance

During fiscal 2015, there were five meetings of the board of directors, eight meetings of the audit committee, four meetings of the compensation committee and three meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which the director served during fiscal 2015. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The chairperson of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All but one of our directors attended the 2015 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2015, each of our non-employee directors was paid the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $60,000;

•	an additional retainer of $25,000 for the audit committee chair and the compensation committee chair and $15,000 for the nominating and corporate governance committee chair; and

•	an annual equity grant with a fair market value of $90,000 in the form of restricted stock units and vesting on the date of the next annual meeting.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

The following table sets forth information on compensation of all our non-employee directors for fiscal 2015:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	All Other Compensation ($)		Total ($)
Kathleen S. Barclay	96	90,000	59,904	(3)	150,000
Catherine E. Buggeln	96	90,000	59,904	(3)	150,000
Steven J. Collins(4)	—	—	—		—
Michael F. Devine III	85,000	90,000	—		175,000
Daniel Kaufman	9,725	—	—		9,725
David M. Mussafer(5)	53,901	90,000	—		143,901
Thomas M. Ryan	70	90,000	84,930	(3)	175,000
Ronald L. Sargent	32	90,000	74,968	(3)	165,000
David Schlessinger(6)	—	—	18,644	(7)	18,644

(1)	Cash fees include annual director’s retainer and, where applicable, committee chair fees as well as cash payable in lieu of fractional shares.

(2)	The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2015 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 6 to the consolidated financial statements included as a part of the 2015 Form 10-K, filed with the SEC on March 23, 2016. The aggregate number of shares of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: 2,271 units for each of Mses. Barclay and Buggeln and Messrs. Devine, Mussafer, Ryan and Sargent, which will vest on date of the Annual Meeting.
(3)	The amounts reported reflect the fair value on the grant date of the restricted stock awards granted to Mses. Barclay and Buggeln and Messrs. Ryan and Sargent in lieu of the cash retainers paid quarterly and computed in accordance with FASB ASC Topic 718.
(4)	Mr. Collins resigned from our board of directors on March 10, 2015.
(5)	Mr. Mussafer resigned from our board of directors on April 28, 2016.
(6)	Mr. Schlessinger resigned from our board of directors on December 3, 2015.
(7)	The amount reported reflects the continuing health coverage paid in accordance with the Chairman Emeritus Agreement dated February 18, 2015.

In March 2014, our board of directors adopted Stock Ownership Guidelines for non-employee directors upon consulting with, and with the recommendation of, Korn Ferry Hay Group, the independent compensation consultant to the compensation committee. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than three times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year the payment of which is deferred to a later calendar year and the value of shares or other property received in lieu of a cash retainer in a given calendar year. Non-employee directors at the time the Stock Ownership Guidelines were adopted will have five years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director elected following the adoption of the guidelines will have five years from the date of such election to attain the specified level of equity ownership. For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, Mr. Collins, who served as a member of our board of directors until his resignation on March 10, 2015, as well as Mses. Barclay and Buggeln and Mr. Ryan have served as members of the compensation committee. In addition, since his election to the board on May 3, 2016, Mr. Markee has served as a member of the compensation committee. We have indemnification agreements with each of our directors, including Mses. Barclay and Buggeln and Messrs. Collins, Ryan and Markee, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or an employee of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2015 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

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regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the committee may consider the following criteria, among others the committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the committee will assemble information concerning the background and qualifications of the candidate. The committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the committee will then interview the candidate. The committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the committee will select a candidate who, in the view of the committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

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as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fivebelow.com. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The NASDAQ Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.fivebelow.com.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended January 30, 2016, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC.

Audit Committee

Michael F. Devine, III, Chairman

Daniel J. Kaufman

Richard L. Markee

Ronald L. Sargent

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas M. Ryan, Chairman

Kathleen S. Barclay

Catherine E. Buggeln

Richard L. Markee

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 53, has served as our Chief Financial Officer and Treasurer since 2012. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Eric M. Specter. Mr. Specter, 58, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously, Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

Michael F. Romanko. Mr. Romanko, 50, joined the Company as Executive Vice President of Merchandising in January of 2015. Prior to joining the Company, Mr. Romanko served as Chief Design Officer of Patriarch Partners, LLC, a private equity firm, from 2013 to 2015. Previously, Mr. Romanko was a Partner at Qbbs Global LLC, a retail strategy consulting firm, from 2009 to 2013.

Biographies for Messrs. Vellios and Anderson are included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are dedicated to providing a compensation program for our executives that is aligned with the strategic direction of our business and rewards executives for creating value for our shareholders. This compensation discussion and analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (collectively referred to as the Named Executive Officers) was determined in 2015.

The Named Executive Officers for fiscal 2015, as well as the positions held by each during the year, are listed below:

Name	Position
Thomas G. Vellios	Executive Chairman
Joel D. Anderson	President and Chief Executive Officer
Kenneth R. Bull	Chief Financial Officer and Treasurer
Eric M. Specter	Chief Administrative Officer
Michael F. Romanko	Executive Vice President, Merchandising

Executive Summary

Fiscal 2015 Performance Highlights

We achieved strong performance in fiscal 2015, with $832 million in net sales representing a 22.3% increase over last year. We also generated $92.9 million in operating income, a 20.7% increase over last year’s value of $77.0 million. We opened 71 net new stores in fiscal 2015, bringing us to a total of 437 locations across 27 states as of the end of the fiscal year, and our comparable store sales increased by 3.4% in fiscal 2015.

Fiscal 2015 Compensation Highlights

Our compensation program for the Named Executive Officers is driven by the need to recruit, develop, motivate and retain top talent both in the short- and long-term and align the interests of Named Executive Officers and shareholders.

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New Appointments. Mr. Anderson, formerly our President and Chief Operating Officer, was appointed President and Chief Executive Officer and Mr. Vellios, formerly our Chief Executive Officer, was appointed Executive Chairman effective February 1, 2015.

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In connection with Mr. Vellios’ appointment as Executive Chairman, Mr. Vellios’ annual base salary was reduced from $700,000 to $600,000 and he was provided with an annual performance bonus opportunity with a target and a maximum bonus potential of 50% of his current base salary.

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In connection with Mr. Anderson’s appointment as President and Chief Executive Officer, Mr. Anderson relinquished certain rights he previously had to terminate his employment for Good Reason and the Company decided to also appoint him to become a member of our board of directors.

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Peer Group: In light of our historical and projected growth, the compensation committee reviewed the peer group used for compensation analysis during fiscal 2015 and approved changes to be effective for fiscal 2016. These changes were made so that our compensation peer group continues to reflect the competitive market of companies similar to us in factors such as industry, size, growth prospects and operational complexity. See “Peer Group” section below for additional detail.

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Base Salaries: only one of the Named Executive Officers, Mr. Specter, received a base salary increase in fiscal 2015. Additionally, Mr. Vellios’ base salary was decreased in connection with his appointment as Executive Chairman. See “Base Salary” section below for additional detail.

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Annual Incentive Bonus. The Company’s operating income of $92.9 million was between threshold and target performance goals for fiscal 2015, and our net sales of $832 million met our target for the year. As such, Messrs. Anderson, Bull and Vellios received a bonus payout under the Incentive Bonus Plan for fiscal 2015 equal to 75% of their target bonus opportunity. As we did not meet our inventory turn goal, a performance metric included in bonus calculations for Messrs. Specter and Romanko, bonus payout for these two Named Executive Officers was 65.6% of their target opportunity. See the “Annual Incentive Bonus” section below for additional information on performance objectives and payouts for each Named Executive Officer.

•	Long-term Equity Incentive Grants:

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In March 2015, Messrs. Anderson, Bull and Specter were granted Performance-based Restricted Stock Units (“PRSUs”) that vest after a 3-year performance period based on the achievement of cumulative operating income goals and contingent on continued employment with the Company.

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Also in March 2015, Messrs. Anderson, Bull and Specter were granted stock options that vest 50% two years after the grant date and 25% on each of the third and fourth anniversaries of the grant date, generally contingent on such officer’s continued employment with the Company.

See “Long-term Equity Incentive Compensation” section for additional detail.

Key Governance Practices

We follow a number of key governance practices that reflect our compensation philosophy and support long-term company success while helping to mitigate compensation risks.

What we do	What we don’t do

✓    We provide a significant portion of pay opportunities in variable or “at-risk” compensation linked to drivers of shareholder value creation, including long-term equity incentive compensation provided to Named Executive Officers 50% in the form of PRSUs and 50% in stock options

✓    The compensation committee reviews our executive compensation program, including compensation philosophy and objectives, on an ongoing basis

✓    The compensation committee annually reviews and approves targets for our incentive compensation plans

✓    Incentive plan payouts are capped at maximum levels to mitigate the potential for windfall gains or excessive risk-taking

✓    Our Named Executive Officers’ employment agreements include reasonable provisions for specific termination and Change of Control events

✓    The compensation committee has retained an independent advisor for support with executive and director compensation

×    No compensation is guaranteed under our incentive programs

×    We do not grant time-vesting restricted stock or restricted stock units as a component of our Named Executive Officers’ annual compensation packages

×    We do not provide tax gross-ups related to the impact of excise tax under Section 280G of the Internal Revenue Code

×    We will not reprice stock options without shareholder approval

×    We do not provide a defined benefit pension plan for our employees

✓ The compensation committee regularly reviews risks related to our executive compensation programs and arrangements
✓ We have clawback provisions in place for certain of our equity incentive grants

Elements of Our Executive Compensation and Benefits Programs

We provide compensation to our Named Executive Officers through a combination of the following elements:

Element of Pay	Purpose	Alignment with Principles & Objectives
Base Salary	Recognize and reward for the scope of a Named Executive Officer’s role and their individual performance

•     Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance

•     Value provided is aligned with executives’ experience, industry knowledge, duties and scope of responsibility as well as the competitive market for talent

Annual Incentive Bonus	Reward for success in achieving annual objectives	• Value paid out is variable dependent on the Company’s performance through the fiscal year • Motivates executives to achieve specific annual performance goals and objectives

Performance-based Restricted Stock Units (“PRSUs”)	Reward for the achievement of long-term operating income performance and shareholder value creation

•     Value realized is variable based on operating income over a 3-year period

•     Motivates executives to achieve specific long-term objectives driving success in ongoing growth and development

•     Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Stock Options	Reward for long-term growth in stock price, increasing the alignment of executives with shareholders

•     Value realized is variable based on stock performance over a long-term period, with options vesting over 4 years and expiring after a 10-year term

•     Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Retirement (401(k) Plan), Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites	Enhances total compensation to provide a package that is competitive with market practices	• Provides competitive benefits that support the health, wellness and long-term financial security of our full-time employees.

Pay Mix at Target

The portion of executive compensation devoted to each of the elements of pay we provide is driven by our compensation philosophy as well as each Named Executive Officer’s role and strategic value to the organization.

We put a significant portion of each executive’s compensation “at risk,” with particular focus on long-term equity incentives that align the interests of our executives with those of shareholders. The diagrams below illustrate the targeted balance between base salary, annual incentives, and long-term equity incentives (including both PRSUs and stock options) for our Chief Executive Officer and the average of other Named Executive Officers excluding Mr. Vellios in fiscal 2015:

(1)	Mr. Vellios’ compensation has been excluded from this diagram of Named Executive Officers other than the CEO to better illustrate pay mix at target for Named Executive Officers who are not also directors.

Purpose and Philosophy

Our executive compensation programs are designed to accomplish the following principles:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	our compensation programs are designed to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation;

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as a Named Executive Officer’s level of responsibility increases, the proportion of compensation “at risk” may increase; however, such compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs will reflect best practices to be financially efficient, affordable and legally compliant.

We regularly review the competitiveness of compensation provided to our Named Executive Officers, and do not target a specific market level for the competitiveness of any individual element of compensation or for the program as a whole. However, we generally set target compensation at levels that are competitive with other retail comparators.

Compensation decisions are made by the compensation committee after careful consideration of market competitive levels as well as our annual performance and the impact of each executive’s performance on our business results. As our compensation program is designed with a significant amount of pay “at risk,” we would expect to provide below-market compensation if our performance is below our objectives, and provide above-market compensation if we significantly exceed our objectives.

Peer Group

The peer group for market compensation analysis we used in fiscal 2015 is substantially the same as the one used in fiscal 2014, except for the removal of companies that were no longer publicly traded. This group was developed by the compensation committee with the support of Korn Ferry Hay Group, its independent advisor, and is comprised of 14 similarly-situated companies within the retail industry. The peer group for fiscal 2015 is as follows:

• Bebe Stores	• Gordmans Stores
• Buckle	• Hibbett Sports
• Build-A-Bear Workshop	• lululemon athletica
• Citi Trends	• Tilly’s
• Destination XL Group	• Tumi Holdings
• Francesca’s Holdings	• Vitamin Shoppe
• Fresh Market	• Zumiez

Relative to the fiscal 2014 peer group, Body Central and Rue21 were removed as neither were publicly traded entities in fiscal 2015.

As described in more detail in the section “Post-Fiscal 2015 Compensation Decisions,” a review of this peer group was conducted in late 2015, with adjustments made effective fiscal 2016.

Role of the Compensation Committee

As described in more detail under “Board of Directors—Committees of the Board of Directors—Compensation Committee,” the compensation committee operates under a written charter, which lays out its roles and responsibilities regarding executive compensation.

Mses. Barclay and Buggeln and Messrs. Ryan and Markee are members of the compensation committee, all of whom are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Our board of directors has delegated administration of our executive compensation program to the compensation committee. Our compensation committee reviews the performance of our Chief Executive Officer and Executive Chairman and makes determinations and decisions on their compensation programs, including the components, mix and targeted amounts thereof.

Role of Executives in Establishing Compensation

Our Chief Executive Officer provides recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding himself and Mr. Vellios. Upon the compensation committee’s approval, the execution of the elements of the executive compensation programs is the responsibility of the Chief Financial Officer and/or his delegees.

Compensation Consultant

The compensation committee has engaged Korn Ferry Hay Group as its independent compensation consultant since 2013 to conduct market reviews and to provide assistance, guidance and considerations with respect to, among other things:

•	board of directors compensation pay levels and structure;

•	our compensation philosophy and peer group (as described above);

•	targeted compensation amounts for Named Executive Officers; and

•	ongoing annual and long-term incentive compensation strategy and design.

The compensation committee, in conjunction with Korn Ferry Hay Group, regularly reviews various elements of our compensation program for both employees and directors against our peer group. In fiscal 2015, Korn Ferry Hay Group supported the compensation committee with comprehensive compensation benchmarking for our Named Executive Officers as well as a review of the peer group used for Named Executive Officers and director compensation benchmarking.

Additionally, in early fiscal 2016 Korn Ferry Hay Group provided support to the compensation committee with an update on executive compensation governance and regulatory trends, benchmarking of director compensation and analysis related to fiscal 2016 incentive design and Named Executive Officer compensation.

The compensation committee has examined the independence of Korn Ferry Hay Group under factors contained in the NASDAQ listing standards and determined that Korn Ferry Hay Group is independent and concluded that its work for us does not raise any conflict of interest. Because of policies and procedures that Korn Ferry Hay Group and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Korn Ferry Hay Group is objective and not influenced by Korn Ferry Hay Group’s or its affiliates’ relationships with the Company or its officers.

Shareholder Advisory Vote on Executive Compensation

At our 2013 annual meeting, we conducted our first “Say-On-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Having received approximately 92% of the shares voting in approval of this advisory vote on our executive compensation, the compensation committee believes that our shareholders are supportive of our current executive compensation practices. Nevertheless, we continue to refine our executive compensation practices in an ongoing effort to ensure that those practices support our overall corporate goals and values and are aligned with our compensation philosophy.

In line with the recommendation by the Company’s shareholders at our 2013 annual meeting of shareholders, the board of directors decided that it will include an advisory shareholder vote on executive compensation in its proxy materials triennially until the next shareholder vote on the frequency of an advisory vote on executive compensation. As such, we are seeking shareholder approval on our executive compensation program this year, as further described in Proposal 5—Advisory (Non-Binding) Vote to Approve the Company’s Named Executive Officer Compensation.

Base Salary

The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments only when necessary based on individual and Company performance. The following table reflects the base salaries for each of our Named Executive Officers for fiscal years 2014 and 2015:

Named Executive Officer	2014 Base Salary	2015 Base Salary
Thomas G. Vellios(1)	$700,000	$600,000
Joel D. Anderson	$700,000	$700,000
Kenneth R. Bull	$400,000	$400,000
Eric M. Specter(2)	$475,000	$500,000
Michael F. Romanko	$450,000	$450,000

(1)	Mr. Vellios’ salary was decreased in connection with his appointment as Executive Chairman
(2)	Mr. Specter’s salary was increased according to the terms of his employment agreement

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer in each fiscal year.

Annual Incentive Bonus

Named Executive Officers earn cash incentive awards for achieving and exceeding our annual financial goals. Until fiscal 2015, awards have been made under the Five Below, Inc. 2012 Performance Bonus Plan, or the Incentive Bonus Plan, which is administered by the compensation committee. Payouts under the plan are calculated based on our performance relative to targets that are approved by the compensation committee each year.

In March 2015, the compensation committee approved the performance targets and potential bonus payouts for the Named Executive Officers for fiscal 2015 under the Incentive Bonus Plan. The compensation committee determined that, consistent with prior years, a main business objective was to continue increasing our operating income, determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan (“pre-incentive operating income”). As such, pre-incentive operating income was used as the primary metric in the Incentive Bonus Plan for our Named Executive Officers, with other metrics having the potential to decrease payout value if targets are not achieved.

To calculate payouts under the Incentive Bonus Plan, the Company’s pre-incentive operating income performance for the year is assessed relative to the relevant performance targets (see targets for fiscal 2015 provided below). Based on this comparison, bonus payouts may range from 40% of target if threshold performance is achieved to 120% of target if maximum performance is achieved. No Incentive Bonus Plan payouts are made if the threshold pre-incentive operating income value is not achieved. The compensation committee believes that our target for fiscal 2015 was an aggressive, though attainable, target. Additionally, the level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the compensation committee to be reflective of truly outstanding performance.

To support a balanced focus on top- and bottom-line performance, each Named Executive Officer was also measured on Company net sales through the fiscal year. Additionally, Messrs. Specter and Romanko had a portion of their Incentive Bonus linked to an inventory turn metric. Each of these metrics could decrease the bonus payout calculated based on pre-incentive operating income performance by the weighting factors shown below if relevant sales or inventory targets were not met. Performance on these metrics for fiscal 2015 was calculated on an “all or nothing” basis.

The pre-incentive operating income performance targets and potential payouts under the Incentive Bonus Plan for fiscal 2015, as well as performance achieved, were as follows:

Level	Pre-Incentive Operating Income	Bonus Payout (as a % of Target)
Threshold	$94.2 million	40%
Actual	$97.8 million	75%
Target	$100.2 million	100%
Maximum(1)	$105.0 million	120%

(1)	Applicable to all Named Executive Officers except Mr. Vellios, whose Incentive Bonus Plan opportunity was capped at 100% of target.

In March 2016, the compensation committee and the board reviewed our Incentive Bonus Plan results for fiscal 2015 performance. As actual performance is interpolated between the threshold, target, and maximum levels set out below, fiscal 2015 performance translates to up to a 75% payout.

For fiscal 2015, our net sales goal of $832 million was achieved, and as a result the portion of the performance bonus attributable to the sales goal was earned at the “target” level by each of our Named Executive Officers. For fiscal 2015, our inventory turn goal was not achieved. Accordingly, Messrs. Specter and Romanko, the two Named Executive Officers whose performance bonus was in part based on achievement of an inventory turn goal, did not receive any portion of the performance bonus attributable to the inventory turn goal and so saw a 12.5% reduction in their Bonus Achievement Factor, as shown below.

The target bonus opportunities, weighting of performance metrics and bonus achievement factor for each of our Named Executive Officers for fiscal 2015 were as follows:

Named Executive Officer	Target Bonus (% of Base Salary)	2015 Incentive Bonus Plan Metrics & Weighting (% of target)			Fiscal 2015 Bonus Achievement Factor (% of target)
		Pre-Incentive Operating Income	Net Sales	Inventory Turn
Thomas G. Vellios	50%	75%	25%	—	75%
Joel D. Anderson	100%	75%	25%	—	75%
Kenneth R. Bull	50%	75%	25%	—	75%
Eric M. Specter	50%	75%	12.5%	12.5%	65.6%
Michael F. Romanko	50%	75%	12.5%	12.5%	65.6%

The actual amount of each incentive bonus payable to Named Executive Officers is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-term Equity Incentive Compensation

Equity awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan, or the Equity Incentive Plan, are a vital piece of our total compensation package. They are intended to compensate Named Executive Officers for sustained long-term performance, align the interests of our Named Executive Officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms, including the PRSU and stock option grants made in fiscal 2015. Levels, mix and frequency of awards are determined by the compensation committee, and are designed to reflect each recipient’s level of responsibility and performance.

The value of annual, initial hire and promotion grants are targeted to be at competitive levels, though actual value realized varies based on our actual long-term performance. Service-based restricted stock awards may also be granted as appropriate to recognize performance and provide ownership and/or retention focus.

Overview of Fiscal 2015 Long-term Equity Incentive Awards

Our long-term equity incentive program for fiscal 2015 was designed to deliver 50% of long-term equity incentive value in PRSUs and 50% in stock options for our Named Executive Officers (other than Mr. Vellios, who no longer receives annual equity grants). We believe this balance of vehicles gives strong alignment between shareholder interests and operating performance, providing value for both sustained stock price performance and the achievement of long-term operating income performance.

Performance-based Restricted Stock Units

PRSUs are designed to reward for performance over a 3-year period. Key design details include:

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PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the performance period.

•	Performance is evaluated on the Company’s 3-year cumulative operating income, subject to adjustments, if any, as determined by the compensation committee.

•	Targets for 3-year cumulative operating income are approved for each grant by the compensation committee, subject to adjustments, if any, as determined by the compensation committee.

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At the end of the 3-year performance period, if threshold performance is not achieved no PRSUs will vest. 50% of the target number of PRSUs awarded vest at threshold performance, and 150% of the target number of PRSUs vest if the Company achieves the maximum performance level approved by the compensation committee. For performance between threshold, target, and maximum levels, the number of PRSUs vesting is calculated using linear interpolation between the levels summarized below:

Level	% of Target Number of PRSUs Awarded Vesting
Threshold	50%
Target	100%
Maximum	150%

We believe that achievement of the target level of performance for cumulative operating income approved by the compensation committee will be challenging, but achievable with significant effort and skill, and that the maximum level of performance would be indicative of truly outstanding performance.

The compensation committee chose operating income as a measure because it believes that there is a strong relationship between growth in operating income and growth in shareholder value.

Named Executive Officer	Number of PRSUs Vesting upon Attainment of Performance Goal
	Threshold	Target	Maximum
Thomas G. Vellios(1)	—	—	—
Joel D. Anderson	10,496	20,993	31,490
Kenneth R. Bull	3,498	6,997	10,496
Eric M. Specter	3,498	6,997	10,496
Michael F. Romanko(2)	—	—	—

(1)	Mr. Vellios no longer receives annual equity grants.
(2)	Mr. Romanko was provided with equity grants in connection with the commencement of his employment in January 2015. He will be eligible to receive annual equity grants starting in fiscal 2016.

PRSUs granted in fiscal 2015 will become fully vested at a target level in the event of a change in control of the Company. In the event of a Named Executive Officer’s termination due to death or disability, a pro-rata portion of PRSUs become vested based on service during the Performance Period and subject to satisfaction of applicable performance goals.

Stock Options

Stock options have traditionally been granted as a component of our long-term incentive program and continue to be a valuable vehicle designed to align Named Executive Officers’ and shareholders’ interests over a longer-term period. The longer-term focus provided by stock options complements the three-year period of PRSUs, extending the period over which Named Executive Officers may receive value from our long-term incentive program. Key design details include:

•	Each stock option represents the right to purchase one share of our stock at a price equal to the closing price on the date of grant, contingent on continued service to the Company.

•	Stock option grants vest over a four year period, with 50% vesting on the second anniversary of grant and 25% vesting on each of the third and fourth anniversaries.

•	Stock options expire 10 years from the date of grant.

Named Executive Officer	Number of Stock Options Granted
Thomas G. Vellios(1)	—
Joel D. Anderson	43,163
Kenneth R. Bull	14,387
Eric M. Specter	14,387
Michael F. Romanko(2)	—

(1)	Mr. Vellios no longer receives annual equity grants.
(2)	Mr. Romanko was provided with equity grants in connection with the commencement of his employment in January 2015. He will be eligible to receive annual equity grants starting in fiscal 2016.

Stock options granted in fiscal 2015 will become fully vested in the event of a change in control of the Company. Additionally, 25% of each Named Executive Officer’s option awards will become vested if their employment is terminated due to death or disability between the first and second anniversaries of the grant date.

PRSUs awarded to Mr. Vellios in fiscal 2014

On December 19, 2014, the compensation committee approved an award of 309,039 PRSUs to Mr. Vellios which vest in three parts based on adjusted operating income performance in fiscal years 2015, 2016, and 2017. For this purpose, “adjusted operating income” means the Company’s operating income, excluding the impact of stock compensation expense for equity granted to Mr. Schlessinger or Mr. Vellios, expenses incurred in any public offering of the Company’s securities, expenses incurred related to acquisition transaction costs, income or expenses incurred due to a change in accounting principles and external expenses incurred during the start-up period for any new business venture. Mr. Vellios no longer receives annual equity grants and received no equity grants in fiscal 2015.

The table below summarizes the number of PRSUs awarded to Mr. Vellios in fiscal 2014 that will vest if threshold or target performance levels are achieved in fiscal years 2015, 2016 and 2017:

Opportunity	Number of PRSUs vesting if Performance Level achieved
	Threshold	Target
2015 PRSUs	38,630	77,260
2016 PRSUs	51,506	103,013
2017 PRSUs	64,383	128,766

Vesting of Mr. Vellios’ awards for each year is determined following the calculation of adjusted operating income performance for the year. The target number of units granted will vest if performance meets or exceeds the performance target, and no units will vest if threshold performance is not achieved. If performance achieved is between the threshold and target performance levels, the number of units vesting will be calculated using interpolation. Any units that do not vest based upon the Company’s achieved level of adjusted operating income for any particular fiscal year are forfeited. The compensation committee and management believe that achievement of the threshold levels of performance for adjusted operating income will be challenging, but achievable with significant effort and skill, and target levels of performance would be indicative of truly outstanding performance.

Following the compensation committee’s assessment of 2015 performance, adjusted operating income performance of $95.9 million exceeded the target performance level of $93.5 million for the year. As such, the target number of 2015 PRSUs vested.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, and the Five Below 401(k) Retirement Savings Plan. We provide vacation and paid holidays to our Named Executive Officers. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are offered to our other senior employees. We provide limited perquisites to Named Executive Officers.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Amendments put into effect during fiscal 2015 are summarized below, and the benefits potentially payable under all agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The compensation committee believes that severance and change in control arrangements, when properly tailored, are appropriate and necessary to retain the Named Executive Officers and to recruit other potential executive candidates. Further, in the case of any potential change in control, the compensation committee has concluded that such commitments are necessary to enable our Named Executive Officers to evaluate objectively the benefits to shareholders of the proposed transaction, notwithstanding any potential effects on their own job security.

The compensation committee also believes that reasonable severance and change in control benefits should be:

•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;

•	conditioned upon execution of a release of claims against the Company and its affiliates; and

•	conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Joel D. Anderson Employment Letter Amendment

The employment letter agreement we entered into with Mr. Anderson on June 8, 2014 was amended in connection with Mr. Anderson’s appointment as Chief Executive Officer (the “Anderson Amendment”). The

Anderson Amendment clarified that, effective February 1, 2015, Mr. Anderson would report to the board of directors and perform duties required as President and Chief Executive Officer, and eliminated certain rights he previously had to terminate his employment for Good Reason.

Thomas G. Vellios Employment Letter Amendment

In connection with his appointment as Executive Chairman, we entered into an amendment with Mr. Vellios to his existing employment letter agreement (the “Vellios Amendment”). Pursuant to the Vellios Amendment and effective February 1, 2015, Mr. Vellios’ base salary was reduced from $700,000 to $600,000 (subject to review for increase commencing with our 2016 fiscal year) and his target and maximum annual performance bonus opportunities were established at 50% of his annual base salary.

Post-Fiscal 2015 Compensation Decisions

Changes to Named Executive Officer Compensation

After the end of fiscal 2015, upon considering the findings from compensation benchmarking conducted for our Named Executive Officers, the compensation committee approved the following changes to the targeted annual compensation of our Named Executive Officers for fiscal 2016 to ensure ongoing alignment with our compensation philosophy:

•	Mr. Anderson’s salary was increased to $750,000, and his targeted annual equity grant value was increased to $1,700,000;

•	Mr. Bull’s salary was increased to $450,000, his annual bonus target was increased to 60% of base salary, and his targeted annual equity grant value was set at $350,000;

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Mr. Specter’s annual bonus target was increased to 60% of base salary, his targeted annual equity grant value was set at $350,000, and his employment terms were amended in light of this changed annual grant value; and

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Mr. Romanko’s annual bonus target was increased to 60% of base salary, his targeted annual equity grant value was set at $350,000, and the compensation committee approved a one-time additional equity grant with a value of $150,000, 75% in the form of PRSUs and 25% in the form of stock options.

In reaching the foregoing compensation determinations, the compensation committee took into account the significant improvements in the Company’s financial results and operational performance in fiscal 2015.

Changes to Peer Group

During fiscal 2015, the peer group was reviewed by the compensation committee with the support of its independent advisor to ensure its ongoing appropriateness in consideration of factors such as annual revenues, company performance, industry comparators, operational complexity, and growth prospects. Some changes were made to the peer group used to inform pay decisions for fiscal 2016, which will be discussed in greater detail in next year’s CD&A.

Changes to Annual Incentive Bonus

Effective for fiscal 2016, the compensation committee approved changes to the achievement levels under the Incentive Bonus Plan to better align with market practices and provide additional upside potential if stretch performance goals are achieved. Specifically, the range of payouts was adjusted such that 50% of target is earned at threshold and 150% of target is paid upon the achievement of maximum performance. This change excludes Mr. Vellios, whose maximum annual performance bonus was fixed at 100% of target. Additionally, in contrast to the “all or nothing” basis as was the case during fiscal 2015, performance on the sales metric and the resulting impact on payouts will be calculated along a scale from threshold to target, and performance on the inventory metric at threshold and target will result in achieving a 50% and 100% payout, respectively, of the inventory portion of the bonus.

Changes to Equity Vehicle Mix

To increase Named Executive Officers’ focus on achieving long-term operating performance goals as well as shareholder return, the compensation committee approved, effective for fiscal 2016, changing the targeted mix of equity vehicles provided to Named Executive Officers from an even weighting of PRSUs and stock options to 75% PRSUs, 25% stock options.

Changes to Base Salary

Under our agreements with our Named Executive Officers, adjustments to base salary are discretionary. Effective commencing in fiscal 2016, the compensation committee has determined that except in extraordinary situations, adjustments in base salary for Named Executive Officers will generally be considered no more frequently than every second fiscal year.

Adoption of the Five Below, Inc. Executive Severance Plan

On May 10, 2016, upon considering the findings from compensation benchmarking for our executives, the Board adopted the Five Below, Inc. Executive Severance Plan (the “Severance Plan”). Subject to the execution of a general release, the Severance Plan provides that (1) Messrs. Bull and Romanko and all other Executive Vice Presidents will be eligible to receive severance in the amount of 12 months of base salary and reimbursement for certain COBRA expenses for 12 months upon a termination without “cause” or a resignation for “good reason,” and (2) Senior Vice Presidents and Vice Presidents will be eligible to receive severance in the amount of 6 months of base salary and reimbursement for certain COBRA expenses for 6 months upon a termination without “cause.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2015, 2014 and 2013:

Name & Principal Position	Year		Salary ($)	Bonus ($)		Non-Equity Incentive Plans Compensation	Stock Awards ($)(6)	Option Awards ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas G. Vellios	2015		600,000	—		225,000	—	—	586	825,586
Executive Chairman and Founder	2014		700,000	—		105,085	12,000,000	—	586	12,805,671
	2013		700,000	—		—	—	—	564	700,564

Joel D. Anderson	2015		700,000	250,000	(4)	525,000	600,000	600,000	42,865	2,717,865
President and Chief Executive Officer	2014	(1)	328,173	—		210,000	4,900,000	600,000	48,750	6,086,923

Kenneth R. Bull	2015		400,000	—		150,000	200,000	200,000	2,432	952,432
Chief Financial Officer and Treasurer	2014		378,650	—		52,500	175,000	175,000	3,586	784,736
	2013		336,402	—		—	—	297,676	2,718	636,796

Eric M. Specter	2015		500,000	95,000	(5)	164,063	200,000	200,000	3,462	1,162,525
Chief Administrative Officer	2014	(2)	246,875	95,000	(5)	62,344	352,700	1,358,400	—	2,115,319

Michael F. Romanko	2015		450,000	—		147,656	—	—	50,000	647,656
EVP of Merchandising	2014	(3)	17,308	—		—	400,000	400,000	—	817,308

(1)	On July 21, 2014, Mr. Anderson commenced his employment with the Company.
(2)	On July 28, 2014, Mr. Specter commenced his employment with the Company.
(3)	On January 19, 2015, Mr. Romanko commenced his employment with the Company.
(4)	Represents a relocation bonus payable to Mr. Anderson pursuant to the terms of his employment letter agreement.
(5)	Represents a signing bonus payable to Mr. Specter in installments during fiscal years 2014 and 2015, pursuant to the terms of his employment letter agreement.
(6)	The amounts in these columns, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each time-based restricted stock unit, performance-based restricted stock unit and option award. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value of any options, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date. Amounts shown with respect to unearned PRSU awards for Mr. Anderson, Mr. Bull, and Mr. Specter represent the expected value of the award, based on target level of performance and the fair market value of our stock on the date of grant, which for Mr. Anderson is $600,000 for the fiscal year 2015 award and $1,600,000 for the fiscal year 2014 awards, for Mr. Bull is $200,000 for the fiscal year 2015 award and $175,000 for the 2014 award and for Mr. Specter is $200,000 for the fiscal year 2015 award. The value of such currently unearned PRSU awards at the maximum level of issuance for Messrs. Anderson, Bull and Specter would be: $2,799,931 for Mr. Anderson, $562,468 for Mr. Bull, and $299,976 for Mr. Specter. The applicable performance period for PRSUs extends through the end of fiscal year 2016 and fiscal year 2017, in respect of each award to Messrs. Bull and Anderson, fiscal year 2017 in respect of the awards to Messrs. Vellios and Specter, and fiscal year 2018 in respect of Mr. Anderson’s additional PRSU (which vests based on to-be-established earnings growth measures) and, accordingly, none of these PRSUs have yet been earned. However, during fiscal 2015, the Company determined pursuant to FASB ASC Topic 718 that such fiscal year 2015 awards were likely to be earned at target.

(7)	The following table itemizes the components of the “All Other Compensation” column:

		Reimbursement of Legal Fees and Related Income Taxes ($)	401(k) Company Matching Contribution ($)	Imputed Income from Long Term Disability Coverage ($)	Severance ($)	Relocation ($)	Total ($)
Thomas G. Vellios	2015	—	—	586	—	—	586
	2014	—	—	586	—	—	586
	2013	—	—	564	—	—	564
Joel D. Anderson	2015	—	1,615	—	—	41,250	42,865
	2014	—	—	—	—	48,750	48,750
Kenneth R. Bull	2015	—	1,846	586	—	—	2,432
	2014	—	3,000	586	—	—	3,586
	2013	—	2,154	564	—	—	2,718
Eric M. Specter	2015	—	3,462	—	—	—	3,462
	2014	—	—	—	—	—	—
Michael F. Romanko	2015	—	—	—	—	50,000	50,000
	2014	—	—	—	—	—	—

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2015 to each of the executive officers named in the Summary Compensation Table:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas G. Vellios		120,000	300,000	300,000
Joel D. Anderson		280,000	700,000	840,000
	3/10/2015				10,496	20,993	31,490				600,000
	3/10/2015								43,163	28.58	600,000
Kenneth R. Bull		80,000	200,000	240,000
	3/10/2015				3,498	6,997	10,496				200,000
	3/10/2015								14,387	28.28	200,000
Eric M. Specter		100,000	250,000	300,000
	3/10/2015				3,498	6,997	10,496				200,000
	3/10/2015								14,387	28.58	200,000
Michael F. Romanko		90,000	225,000	270,000

(1)	Amounts represent cash bonus opportunities provided to Named Executive Officers in 2015. The criteria used to determine the amount of the annual bonus payable to each executive is described above under “Compensation Discussion and Analysis—Annual Incentive Compensation.” These bonuses were ultimately earned at 75% of each target bonus opportunity for Messrs. Vellios, Anderson and Bull and 65.6% of each target bonus opportunity for Messrs. Specter and Romanko.
(2)	Amounts represent potential threshold, target and maximum PRSUs available to the Named Executive Officers based upon the Company’s performance over a three year period, except as otherwise indicated. The term “Threshold” means the lowest non-zero amount that could be delivered as restricted stock units based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no restricted stock unit is payable or deliverable for that performance period. “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.

(3)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each of the third and fourth anniversary dates.
(4)	Amounts with respect to stock awards and option awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions contained in Note 1 and Note 6 to the consolidated financial statements included as a part of the 2015 Form 10-K, filed with the SEC on March 23, 2016. Amounts with respect to PRSU awards represent the expected value of the award, based on the target level of performance and the fair market value of our stock on the date of grant. With respect to the PRSU awards, the grant date value of such PRSUs is based on the fair market value of our stock on the date of grant and the maximum level of performance for each executive would be: $899,984 for Mr. Anderson, $299,976 for Mr. Bull and Mr. Specter. The applicable performance periods for the awards extend through the end of fiscal year 2017. However, during fiscal 2015, the Company determined pursuant to FASB ASC Topic 718 that such fiscal year 2015 awards were likely to be earned at target.

Outstanding Equity Awards at Year End Fiscal 2015

The following table details information concerning unexercised stock options, stock options that have not vested, stock awards that have not vested, and stock awards that have not been earned for each of the executive officers named in the Summary Compensation Table as of January 30, 2016:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)(4)
Thomas G. Vellios	—	—		—	—		—			309,039	10,887,444
Joel D. Anderson		36,269	(1)		34.40		7/21/2024
		43,163	(1)		28.58		3/10/2025
								29,069	1,024,101
										29,069	1,024,101
										17,441	614,446
										20,993	739,583
Kenneth R. Bull	8,650			—	4.28	(3)	5/25/2021	—	—	—
	25,950			—	4.95	(3)	10/18/2021	—	—	—
	16,218	1,082	(2)	—	9.20	(3)	3/1/2022	—	—	—
	7,500	7,500	(1)	—	39.70		7/18/2023	—	—	—
	—	9,392	(1)	—	38.71		6/24/2024	—	—	—
		14,387	(1)		28.58		3/10/2025
	—	—		—	—		—			4,520	159,240
										6,997	246,504
Eric M. Specter	—	80,000	(1)	—	35.27		7/28/2024	—	—	—
		14,387	(1)		28.58		3/10/2025
								10,000	352,300
										6,997	246,504
Michael F. Romanko	—	24,908	(1)	—	33.98		1/19/2025	—	—	—
								11,771	414,692

(1)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each of the third and fourth anniversary dates.

(2)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 6.25% of the stock options vest and become exercisable every 90 days thereafter.
(3)	The exercise price has been adjusted from the original exercise price of $6.30, $6.97 and $11.22, respectively, to reflect a special dividend we paid on May 16, 2012 of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our then outstanding Series A 8% convertible preferred stock. Such adjustment applied to all outstanding options on the date of the dividend.
(4)	This value was calculated using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(5)	Amounts included under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” represent the target award of PRSUs issuable to each executive upon achievement of the target level of performance (for more information see the description of the Company’s PRSUs above in “Compensation Discussion and Analysis”).

Option Exercises and Stock Vested

During fiscal 2015, none of our executive officers exercised previously issued stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Thomas G. Vellios	—	—	—		—
Joel D. Anderson	—	—	22,286	(1)	757,947	(3)
	—	—	22,288	(2)	715,445	(4)
Kenneth R. Bull	—	—	—
Eric M. Specter	—	—	—		—
Michael F. Romanko	—	—	—		—

(1)	These restricted stock units vested on October 1, 2015.
(2)	These restricted stock units vested on January 1, 2016.
(3)	This value was calculated using the closing prices as of the last trading date before October 1, 2015 of $34.01
(4)	This value was calculated using the closing prices as of the last trading date before January 1, 2016 of $32.10.

Potential Payments Upon Termination or Change of Control

In addition to contractual severance entitlements pursuant to Named Executive Officer’s applicable employment letter agreements (as narratively described below and as shown in the table below), our Named Executive Officers are entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in our Equity Incentive Plan) and upon certain termination events. The vesting conditions applicable to outstanding equity awards is further described above under the heading “Outstanding Equity Awards at Year End Fiscal 2015.”

Mr. Romanko’s employment offer letter does not contain any contractual entitlement to severance compensation and the table below reflects solely the value of vesting acceleration with respect to his equity awards.

Termination Prior to a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without “cause” or Mr. Vellios terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable, paid for a period of 12 months;

•

monthly payments equal to continued health and dental benefits for a period of up to 18 months, extended an additional six months following the expiration of such 18-month period if Mr. Vellios was still eligible to receive continued COBRA coverage as of the end of such 18-month period, which we refer to as the Medical Payment; and

•

monthly payments equal to a full tax gross up for federal, state and local income taxes based upon highest marginal tax rates solely with respect to each Medical Payment, which we refer to as the Medical Gross Up.

Termination Following a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without cause or Mr. Vellios terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable, paid for a period of 24 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Pursuant to Mr. Vellios’ Employment Letter Agreement, “cause” is defined as one of the following:

•

the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a crime that prevents the executive from effectively managing us or that has a material adverse effect on our reputation or business activities;

•

the executive’s gross negligence, dishonesty, misappropriation of funds or other willful misconduct in the course of employment that has a material adverse effect on our reputation or business activities; or

•	the executive’s substance abuse, including abuse of alcohol or use of controlled drugs (other than in accordance with a physician’s prescription).

“Good reason” is defined as one of the following:

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a reduction or other material adverse change in the executive’s base salary or benefits;

•	a requirement that the executive report to anyone other than our board of directors;

•	a relocation of the executive’s principal offices by more than 25 miles; or

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence and (ii) we fail to cure such event within 30 days after receipt of his notice.

A “Change of Control Transaction” is deemed to have occurred if:

•	any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50% or more of the total power to vote for the election of our board of directors;

•

a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election;

•

a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50% or more of the total power to vote for the election of the surviving corporation’s board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction;

•	any person or group acquires all or substantially all of our assets;

•	we complete a full liquidation or dissolution; or

•

our shareholders accept a share exchange, whereby shareholders immediately before such exchange do not (or will not) directly or indirectly own more than 50% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange.

Mr. Vellios is also subject to certain restrictive covenants, including non-competition, non-solicitation and confidentiality.

Termination Without Cause; Resignation for Good Reason—Mr. Anderson

If we terminate Mr. Anderson’s employment without “cause” (as such term is defined below), or if Mr. Anderson resigns for “good reason,” Mr. Anderson will be entitled to receive:

•	base salary continuation for 24 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued health and dental benefits for a period of up to 24 months.

Pursuant to Mr. Anderson’s employment letter agreement, “cause” is defined as one of the following

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability” as defined in our Equity Incentive Plan), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

“Good reason” is defined in Mr. Anderson’s employment letter agreement as one of the following:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that you report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Mr. Bull

If we terminate Mr. Bull’s employment without “cause” or if Mr. Bull resigns for “good reason,” Mr. Bull will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination less any amounts earned during the applicable six month post termination period; and

•	monthly payments equal to continued health and dental benefits for a period of up to 12 months.

The definition of “cause” in Mr. Bull’s employment letter agreement is substantially the same as described above with respect to Mr. Anderson’s employment letter agreement.

“Good reason” is defined in the Severance Plan as one of the following:

•	a material diminution in the executive’s base salary;

•	a material adverse change in the executive’s responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 30-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 10 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued health and dental benefits for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment letter agreement is substantially the same as described above with respect to Mr. Anderson’s employment letter agreement.

“Good reason” is defined in Mr. Specter’s employment letter agreement as one of the following:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Mr. Romanko

If we terminate Mr. Romanko’s employment without “cause” (as such term is defined below) or if Mr. Romanko resigns for “good reason” (as such term is defined below), Mr. Romanko will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued health and dental benefits for a period of up to 12 months.

The definition of “cause” in Mr. Romanko’s employment letter agreement is substantially the same as described above with respect to Mr. Anderson’s employment letter agreement.

“Good reason” is defined in Mr. Romanko’s employment letter agreement as one of the following:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Potential Payments

The table below summarizes the payments and benefits that each of Messrs. Vellios, Anderson, Bull, Specter, and Romanko would have been entitled to receive if his last day of employment with us had been January 30, 2016.

Name	Cash Severance Payment ($)	Accelerated Restricted Stock Vesting ($)		Accelerated Option Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Thomas G. Vellios
Voluntary termination for good reason or involuntary termination without cause	600,000	10,887,444	(1)	—		55,200	(13)	—		11,542,644
No termination following a change in control	—	10,887,444	(1)	—		—		—		10,887,444
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	10,887,444	(1)	—		55,200	(13)	—		12,142,644
Death of Named Executive Officer	—	—		—		—		10,000	(16)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—
Joel D. Anderson
Voluntary termination for good reason or involuntary termination without cause	1,400,000	1,024,101	(2)	—		55,200	(13)	—		2,479,301
No termination following a change in control	—	3,402,232	(3)	317,137	(9)	—		—		3,179,369
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,400,000	3,402,232	(3)	317,137	(9)	55,200	(13)	—		5,174,569
Death of Named Executive Officer	—	1,338,893	(4)	—		—		10,000	(16)	1,348,893
Permanent Disability of Named Executive Officer	—	1,338,893	(4)	—		—		—		1,338,893
Kenneth R. Bull
Voluntary termination for good reason or involuntary termination without cause	200,000	—		—		13,800	(14)	—		213,800
No termination following a change in control	—	405,744	(5)	123,838	(10)	—		—		529,582
Voluntary termination for good reason or involuntary termination without cause following a change in control	200,000	405,744	(5)	123,838	(10)	13,800	(14)	—		743,382
Death of Named Executive Officer	—	188,328	(6)	—		—		10,000	(16)	198,328
Permanent Disability of Named Executive Officer	—	188,328	(6)	—		—		—		188,328
Eric M. Specter
Voluntary termination for good reason or involuntary termination without cause	500,000	—		—		27,600	(15)	—		527,600
No termination following a change in control	—	434,468	(7)	95,674	(11)	—		—		530,142
Voluntary termination for good reason or involuntary termination without cause following a change in control	500,000	434,468	(7)	95,674	(11)	27,600	(15)	—		1,057,742
Death of Named Executive Officer	—	—		—		—		10,000	(16)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—
Michael F. Romanko
Voluntary termination for good reason or involuntary termination without cause	—	—		—		—		—		—
No termination following a change in control	—	414,692	(8)	31,135	(12)	—		—		445,827
Voluntary termination for good reason or involuntary termination without cause following a change in control	—	414,692	(8)	31,135	(12)	—		—		445,827
Death of Named Executive Officer	—	—		—		—		—		—
Permanent Disability of Named Executive Officer	—	—		—		—		—		—

(1)	This represents the accelerated gain on previously unvested PRSUs for 309,039 shares, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(2)	This represents the accelerated gain on previously unvested restricted stock units for 29,069 shares, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(3)	This represents the accelerated gain on all outstanding time-based and PRSUs (at target) awarded to Mr. Anderson which become fully vested upon the occurrence of a change in control.
(4)	This amount represents the accelerated gain on two-thirds of the value of the 17,441 shares and the 29,069 shares and one-third of the value of the 20,993 shares of otherwise unvested and unearned PRSUs, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23). For these purposes, it is assumed that the awards will be earned at target; however, the shares Mr. Anderson would actually receive in such termination would be dependent upon the actual performance of the Company through the performance period.
(5)	This represents the accelerated gain on all outstanding PRSUs (at target) awarded to Mr. Bull which become fully vested upon the occurrence of a change in control.
(6)	This amount represents two-thirds of the value of the 4,520 shares and one-third of the value of 6,997 shares of otherwise unvested and unearned PRSUs, based on $35.23, the closing price of our Common Stock on January 29, 2016, the last trading date before the end of fiscal 2015. For these purposes, it is assumed that the awards will be earned at target; however, the shares Mr. Bull would actually receive in such termination would be dependent upon the actual performance of the Company through the performance period.
(7)	This represents the accelerated gain on previously unvested restricted stock units for 10,000 shares and one-third the value of 6,997 shares of otherwise unvested and unearned PRSU’s, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).

(8)	This represents the accelerated gain on previously unvested restricted stock units for 11,771 shares, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(9)	This represents the accelerated gain on the exercise of previously unvested time-based stock option for 79,432 shares, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(10)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 15,469 shares for Mr. Bull, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23). The accelerated gain on the exercise of previously unvested time-based stock option for 16,892 shares is $0 because the closing price on January 29, 2016 is less than the exercise price.
(11)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 14,387 shares for Mr. Specter, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23). The accelerated gain on the exercise for previously unvested time-based stock option for 80,000 shares is $0 because the closing price on January 29, 2016 is less than the exercise price.
(12)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 24,908 shares for Mr. Romanko, using the closing price of our stock on January 29, 2016, the last trading date before the end of fiscal 2015 ($35.23).
(13)	Messrs. Vellios and Anderson are entitled to a continuation of their health and dental benefits for up to 24 months.
(14)	Mr. Bull is entitled to a continuation of this health and dental benefits for up to six months.
(15)	Mr. Specter is entitled to a continuation of this health and dental benefits for up to twelve months.
(16)	This represents life insurance premiums under our life insurance program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investor Rights Agreement

In connection with our 2010 transaction, in which Advent acquired a majority interest in Five Below, Inc., we entered into an investor rights agreement with certain of our shareholders. In connection with our initial public offering, the parties amended the agreement to terminate all rights except for certain registration rights, which require us to register shares of our common stock held by David Schlessinger, who served as a member of our board of directors until his resignation on December 3, 2015, and Thomas Vellios in the event we register for sale, either for our own account or for the account of others, shares of our common stock in certain offerings. We are obligated to pay all expenses in connection with such registration other than underwriting commissions or discounts resulting from the sale of shares by our shareholders in connection with the registration. The investor rights agreement, as amended, requires a shareholder holding registration rights to execute a lock-up agreement with the underwriters in connection with the shareholder’s exercise of his or her registration rights in connection with certain offerings.

Agreements with Management

We and certain of our executive officers have entered into employment agreements. The terms and conditions of certain of these employment agreements are more fully described in “Compensation Discussion and Analysis—Employment Agreements.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Pennsylvania law.

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. This policy was not in effect when we entered into the transactions described above. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is posted under the “Investor Relations” section of our website at www.fivebelow.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 26, 2016 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 26, 2016 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 54,714,544 shares of common stock outstanding on April 26, 2016.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
BlackRock, Inc.(1)	5,522,314	10.09%
AllianceBernstein L.P.(2)	3,843,119	7.02%
The Vanguard Group(3)	3,830,899	7.00%
FMR LLC(4)	3,363,216	6.15%
Goldman Sachs Asset Management(5)	3,270,055	5.98%
Wellington Management Group (6)	2,975,721	5.44%

Named Executive Officers & Directors:
Joel D. Anderson	66,225	*	%
Kenneth R. Bull(7)	115,128	*	%
Kathleen S. Barclay(8)	3,973	*	%
Catherine E. Buggeln(9)	3,973	*	%
Michael F. Devine, III(10)	7,179	*	%
Daniel J. Kaufman	12,570	*	%
Richard L. Markee	—	*	%
Michael F. Romanko	—	*	%
Thomas M. Ryan(11)	171,427	*	%
Ronald L. Sargent(12)	277,572	*	%
Eric M. Specter	—	*	%
Thomas G. Vellios	689,398	1.26%
All executive officers and directors as a group (12 persons)	1,765,877	3.22%

*	Less than 1%
(1)	BlackRock, Inc. is deemed to be the beneficial owner of 5,522,314 shares, or 10.09% of Five Below, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, or BlackRock Japan Co Ltd. BlackRock, Inc. has sole voting power over 5,386,349 shares and sole dispositive power over 5,522,314 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 10, 2016.
(2)	AllianceBernstein L.P. is deemed to be the beneficial owner of 3,843,119 shares, or 7.02% of Five Below, and has sole voting power of 3,422,361 of the shares and sole investment power over 3,783,327 of the shares. AllianceBernstein L.P. is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA, which operates under independent management and makes independent decisions from AXA SA and AXA Financial, Inc. and their respective subsidiaries and AXA SA and AXA Financial, Inc. calculate and report beneficial ownership separately from AllianceBernstein L.P. However, AllianceBernstein L.P. may be deemed to share beneficial ownership with AXA SA and AXA Financial, Inc. by virtue of 59,792 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein L.P. serves as a subadvisor. Each of AllianceBernstein L.P. and AXA SA and AXA Financial, Inc. acquired their shares of common stock for investment purposes in the ordinary course of their investment management and insurance businesses. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 16, 2016.
(3)	The Vanguard Group, Inc. is deemed to be the beneficial owner of 3,830,899 shares, or 7.00% of Five Below, which includes 116,313 shares of common stock beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., and 6,300 shares of common stock beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. The Vanguard Group has sole voting power over 119,613 shares, sole dispositive power over 3,830,899 shares and shared dispositive power over 119,313 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 10, 2016.
(4)	The funds managed by FMR LLC are deemed to be the beneficial owner of 3,363,216 shares, or 6.15% of Five Below. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management and Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC and associated funds is 245 Summer Street, Boston, Massachusetts 02210. This information is as disclosed in Amendment No. 4 to its Schedule 13G filed with the SEC on February 12, 2016.
(5)	Goldman Sachs Asset Management, which includes Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC, is deemed to be the beneficial owner of 3,270,055 shares, or 5.98% of Five

Below. The address of Goldman Sachs Asset Management is 200 West Street, New York, New York 10282. This information is as disclosed in Amendment No. 1 to its Schedule 13G filed with the SEC on February 9, 2016.
(6)	Wellington Management Group LLP is deemed to be the beneficial owner of 2,975,721 shares, or 5.44% of Five Below, as a result of its subsidiary, Wellington Management Company LLP, acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. This information is as disclosed in its Schedule 13G filed with the SEC on February 11, 2016.
(7)	Includes 64,096 shares subject to options that are exercisable within 60 days of April 26, 2016.
(8)	Includes 2,271 restricted stock units that will vest within 60 days of April 26, 2016.
(9)	Includes 2,271 restricted stock units that will vest within 60 days of April 26, 2016.
(10)	Includes 2,271 restricted stock units that will vest within 60 days of April 26, 2016.
(11)	Includes 2,271 restricted stock units that will vest within 60 days of April 26, 2016.
(12)	Includes 2,271 restricted stock units that will vest within 60 days of April 26, 2016. Includes 175,174 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, the sole member and manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of January 30, 2016)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Plan Category
Equity compensation plans approved by securityholders(4)	1,825,994	26.31	4,292,876
Equity compensation plans not approved by securityholders	—	—	—
Total	1,825,994	26.31	4,292,876

(1)	The amount in this column excludes purchase rights under the 2012 Employee Stock Purchase Plan (the “ESPP”).
(2)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units and PRSUs.
(3)	Includes 3,805,804 shares that were available for future issuance under the Equity Incentive Plan and 487,072 shares that were available for issuance under the ESPP. An aggregate of 5,018 shares of common stock were purchased under the ESPP in fiscal 2015.
(4)	Consists of the Company’s Equity Incentive Plan and the ESPP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2015, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except Mr. Kaufman, who had one late Form 3 filing.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect three Class I directors to hold office until our 2019 annual meeting of shareholders, and two Class III directors to hold office until our 2018 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted FOR the election of the five nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote AGAINST or ABSTAIN with respect to one or more nominees. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

The following directors are being nominated for election to our board of directors: Catherine E. Buggeln, Michael F. Devine, III, and Ronald L. Sargent to serve as Class I directors through the 2019 annual meeting of shareholders, and Daniel J. Kaufman and Richard L. Markee to serve as Class III directors through the 2018 annual meeting of shareholders. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Mr. Kaufman is currently serving as a Class III director, having been elected on December 3, 2015 by the board of directors to fill a vacancy created by the resignation of David Schlessinger, and Mr. Markee is currently serving as a Class III director, having been elected on May 3, 2016 by the board of directors to fill a vacancy created by the resignation of David M. Mussafer. Pursuant to our bylaws, any Vacancy Director elected by the board of directors may only hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal. At the annual meeting of shareholders following the election of a Vacancy Director, the shareholders have the opportunity to elect a director to fill the vacancy having been filled by the Vacancy Director. The board nominates a candidate to fill the vacancy, who may be the Vacancy Director. The candidate, if elected, serves until the annual meeting of shareholders at which the term of office of the class in which the vacancy occurred expires and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, resignation, disqualification or removal.

Required Vote

Our bylaws provide for a majority voting standard for the uncontested election of directors. Under this voting standard, once a quorum has been established, any of the five nominees receiving more FOR votes than AGAINST votes will be elected as a director to serve until the annual meeting of shareholders at which the term of office of the class to which such director was elected expires and until their successors are duly elected and qualified. ABSTAIN votes shall have no legal effect. In the event a director does not receive the required vote for re-election to the board of directors, such director is required to tender his or her resignation to the nominating and corporate governance committee. The nominating and corporate governance committee shall consider such resignation in accordance with its charter and make a recommendation to the board of directors as to whether or not to accept such resignation. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the five nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending January 28, 2017. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.

Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2015 and fiscal 2014.

	Fiscal Year 2015		Fiscal Year 2014
Audit Fees	$1,020,000	(1)	$875,000
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$1,020,000		$875,000

(1)	Includes audit services related to the Company’s implementation of a new financial reporting software system.

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2015, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2015 and fiscal 2014.

Tax Fees

There were no amounts billed for tax fees during fiscal 2015 and fiscal 2014.

All Other Fees

There were no amounts billed for other fees during fiscal 2015 and fiscal 2014.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during the fiscal years 2015 and 2014.

PROPOSAL 3

APPROVAL OF FIVE BELOW, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

We are asking our shareholders to approve the Amended and Restated Equity Incentive Plan. On May 10, 2016, the board of directors approved minor modifications to the Equity Incentive Plan and recommended that the Equity Incentive Plan be submitted to the shareholders for approval. Shareholder approval of the Equity Incentive Plan is necessary in order for us to take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). If our shareholders do not approve the Equity Incentive Plan, the minor modifications to the Equity Incentive Plan approved by the board of directors will remain in effect.

The principal features of the Equity Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the Five Below, Inc. Amended and Restated Equity Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Highlights of the Equity Incentive Plan

We adopted our Equity Incentive Plan to enable us and our affiliated companies to: (a) recruit and retain highly qualified employees, directors and consultants; (b) provide those individuals with an incentive for productivity; and (c) provide those individuals with an opportunity to share in our growth and value.

The Equity Incentive Plan permits the grant of (i) incentive stock options (“ISOs”); (ii) nonqualified stock options (“NQOs” and, together with ISOs, “Options”); (iii) restricted stock awards; and (iv) restricted stock units (“RSUs”), which we refer to collectively as Awards, as more fully described below.

Some of the key features of the Equity Incentive Plan that reflect our commitment to effective management of incentive compensation are as follows:

No Repricing of Options. The Equity Incentive Plan prohibits, without shareholder approval, the repricing of Options.

No In-the-Money Options. The Equity Incentive Plan prohibits the grant of Options with an exercise or base price less than the fair market value of Five Below common stock as of the date of grant.

Section 162(m) Qualification. The Equity Incentive Plan is designed to allow Awards made under the Equity Incentive Plan to qualify as performance-based compensation under Section 162(m) of the Code.

Recoupment. Awards made after the Equity Incentive Plan is approved may be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy maintained by us that is applicable to any participant.

Independent Administration. The compensation committee, which consists of only independent directors, will be responsible for the general administration of the Equity Incentive Plan with respect to Awards granted to employees and consultants. In general, the full board of directors administers the Equity Incentive Plan with respect to Awards made to non-employee directors.

All Awards granted under the Equity Incentive Plan are governed by separate written agreements, or Award Agreements, between us and the participants. No Awards may be granted after April 18, 2022, although Awards granted before that time will remain valid in accordance with their terms.

The board has delegated the authority to the compensation committee to grant Awards upon such terms and conditions (not inconsistent with the provisions of the Equity Incentive Plan) as it may consider appropriate. Any of our employees, consultants, officers or other service providers, or those of our affiliates, are eligible to participate in the Equity Incentive Plan if selected by the compensation committee. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting Awards to one or more individuals, provided applicable law so permits.

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan in connection with Awards is 7,600,000 (which amount includes shares in connection with Awards granted pursuant to the Equity Incentive Plan prior to this approval). In any calendar year, no participant may receive any Award or any combination of Awards that relate to more than 3,800,000 shares. In the event of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects our common stock, the compensation committee shall make appropriate adjustment in the number and kind of shares authorized by the Equity Incentive Plan and covered under outstanding Awards as it determines appropriate and equitable. Shares of our common stock subject to Awards that expire unexercised or are otherwise forfeited shall again be available for Awards under the Equity Incentive Plan.

Options. An Option entitles the holder to purchase from us a stated number of shares of common stock. An ISO may only be granted to an employee of ours or our affiliates (provided applicable law so permits). The compensation committee will specify the number of shares of common stock subject to each Option and the exercise price for such Option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the Option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% shareholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the Option is granted. Generally, all or part of the exercise price may be paid (i) in cash, (ii) with the proceeds received from a broker-dealer whom the holder has authorized to sell all or a portion of the common stock covered by the Option, (iii) with the consent of the compensation committee, in whole or in part in common stock held by the holder and valued at fair market value on the date of exercise, or (iv) by any combination of such methods.

All Options shall be exercisable in accordance with the terms of the applicable Award Agreement. The maximum term of an Option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% shareholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.

If a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised Options may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original Option term, if shorter. If the participant terminates employment with us (or our affiliates) for cause (as defined in the Equity Incentive Plan), all unexercised Options (whether vested or unvested) shall terminate and be forfeited on the termination date. If the participant’s employment terminates for any other reason, any vested but unexercised Options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of 90 days from the termination date (or such time as specified by the compensation committee at the time of grant) or until the expiration of the original Option term, whichever period is shorter. Unless otherwise provided by the compensation committee, any Options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the Award Agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock. However, unless otherwise provided by the compensation committee, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The compensation committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.

RSUs. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on achievement of specific performance goals established by the compensation committee, after a period of continued service with us or our affiliates or any combination of the above as set forth in the applicable Award Agreement, one share of common stock for each such share of common stock covered by the RSU. The compensation committee may, in its discretion, accelerate the vesting of RSUs.

Performance Goals. Performance goals may be linked to a variety of factors including the participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to us, an affiliated company or a business unit. The performance goals are limited to one or more of the following:

•

specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, adjusted, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, earnings growth, earnings before interest and taxes, or EBIT, and earnings before interest, taxes, depreciation and amortization, EBITDA, or operational cash flow;

•	completion of acquisitions or business expansion;

•	operating efficiency;

•	implementation or completion of critical projects or related milestones;

•	comparable store sales or non-comparable store sales;

•	comparable store sales or sales growth;

•	new store sales;

•	store fundraising initiatives;

•	new store openings;

•	gross margin;

•	inventory shrink;

•	vendor allowances;

•	inventory turns;

•	inventory levels;

•	distribution center productivity levels;

•	customer service levels;

•	customer or employee satisfaction;

•	employee recruiting and development;

•	number and timing of store construction;

•	visual merchandising initiatives;

•	advertising effectiveness;

•	number and timing of lease negotiations;

•	development of new markets;

•	financial ratios;

•	strategic initiatives;

•	improvement in or attainment of operating expense levels;

•	improvement in or attainment of capital expense levels;

•

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations;

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs;

•	individual objectives and any combination of the foregoing; and/or

•	budget and expense management.

The compensation committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a shareholder with respect to shares covered by Options or RSUs, unless and until such Awards are settled in shares of common stock.

No Option shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the Equity Incentive Plan except in compliance with all applicable laws.

The board may amend, suspend or terminate the Equity Incentive Plan and the compensation committee may amend any outstanding Award at any time; provided, however, that no such amendment or termination may adversely affect Awards then outstanding without the holder’s permission.

In the event of a change in control (as defined in the Equity Incentive Plan, or with respect to Awards granted prior to this offering under the Equity Incentive Plan before its original amendment and restatement), the compensation committee may, on a participant-by-participant basis (i) accelerate the vesting of some or all outstanding Options and terminate such Options immediately prior to the change in control, provided the participant has been given prior written notice of the change in control and of the compensation committee’s intention to cancel the Options, (ii) fully vest and/or accelerate some or all of the restriction period for any Awards, (iii) terminate the Award immediately prior to the change in control, provided the participant has been given prior written notice of the change in control and the compensation committee’s intention to cancel the Award, further provided, however, that during such notice period, the participant will be able to give notice of exercise of any portion of the Award that will become vested upon the change in control (with the actual exercise being contingent on the occurrence of the change in control), (iv) after giving the participant a chance to exercise any outstanding Options, terminate any or all of such unexercised Options, (v) cancel any outstanding Awards with respect to all common stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment equal to the excess (if any) of the fair market value of the Award over the exercise price of an Option, or the unpaid purchase price (if any) of Restricted Stock, (vi) require that the Award be assumed by the successor corporation or that Awards for shares or other interest in the successor corporation with equivalent value be substituted for such Award, or (vii) take such other action as the compensation committee deems reasonable under the circumstances to permit the participant to realize the value of the Award.

The compensation committee, in its sole discretion, has the authority to determine the application of the foregoing provisions.

New Plan Benefits

Because our compensation committee has discretion to grant future awards of a design and amount determined in its discretion, (i) this data may be of limited relevance to shareholders’ consideration and voting on this proposal and (ii) it is not possible at present to specify the persons to whom Awards will be granted under the Equity Incentive Plan in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our Named Executive Officers, will receive Awards under the Equity Incentive Plan. Accordingly, a new plan benefits table is not required or provided as part of this proposal.

Interest of Certain Persons in the Equity Incentive Plan

Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Equity Incentive Plan because they may in the future receive awards under it. Nevertheless, the board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the Equity Incentive Plan.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Five Below, Inc. Amended and Restated Equity Plan.

The board of directors recommends a vote FOR the approval of the Five Below, Inc. Amended and Restated Equity Plan.

PROPOSAL 4

APPROVAL OF FIVE BELOW, INC. 2016 PERFORMANCE BONUS PLAN

We are asking our shareholders to approve the 2016 Performance Bonus Plan (the “Performance Bonus Plan”). The Performance Bonus Plan provides for cash bonus payments to a wide range of management employees, including our Named Executive Officers, based on the achievement of pre-established performance goals over a performance period determined by the compensation committee, or, in the case of participants who are not subject to either Section 16 of the Securities Exchange Act or Section 162(m) of the Code, the compensation committee’s delegate(s).

On May 10, 2016, the board of directors approved the Performance Bonus Plan, subject to approval of our shareholders. If the Performance Bonus Plan is approved by our shareholders, the compensation committee will have the discretion to grant annual bonus opportunities to our Named Executive Officers that qualify for an exemption from the limitation under Section 162(m) of the Code on the deductibility of annual compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated officers other than our Chief Financial Officer. If our shareholders do not approve the Performance Bonus Plan, the Performance Bonus Plan will not go in effect, although in such event, the Compensation Committee may grant bonuses in its discretion, whether or not under a formal bonus plan, to our named executive officers that will not qualify for an exemption from the tax deductibility limitations imposed by Section 162(m). Because our executive officers are eligible to participate in and receive payments under the Performance Bonus Plan, they have an interest in this proposal.

The following is a summary description of the Performance Bonus Plan. While the material features of the Performance Bonus Plan are described below, the summary is in all respects subject to the complete text of the Performance Bonus Plan which is attached as Appendix B to this Proxy Statement.

Purpose of the Performance Bonus Plan

The purpose of the Performance Bonus Plan is to benefit and advance our interests, by rewarding selected employees of ours and our affiliates for their contributions to our financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards that may be fully tax deductible to us.

Background

Section 162(m) of the Code disallows a deduction to us for any compensation paid to certain Named Executive Officers in excess of $1 million per year, subject to certain exceptions. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the board composed solely of two or more outside directors, shareholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

The board believes that it is in our best interests and those of our shareholders to enhance our ability to attract and retain qualified personnel through performance based incentive, while at the same time obtaining the highest level of deductibility of compensation paid to employees.

Administration

Subject to the other provisions of the Performance Bonus Plan, the compensation committee has the authority to administer, interpret and apply the Performance Bonus Plan, including the authority to select the employees (including employees who are directors) to participate in the Performance Bonus Plan, to establish the performance goals, to determine the amount of incentive compensation bonus payable to any participant, to determine the terms and conditions of any such incentive opportunity, to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Performance Bonus Plan and to establish and amend rules and regulations relating to the Performance Bonus Plan.

The compensation committee may also delegate to one or more of our executive officers the authority to administer the Performance Bonus Plan with respect to any participants who are not subject to Section 162(m) of the Code. As used in this Proposal 4, unless the context otherwise requires, any reference to the compensation committee in connection with participants under the Performance Bonus Plan who are not subject to either Section 16 of the Securities Exchange Act or Section 162(m) of the Code, shall instead refer to any such executive officer to whom authority has been delegated to administer the Performance Bonus Plan for such participants.

Eligibility

The Named Executive Officers and such other of our employees as selected by the compensation committee are eligible to participate in the Performance Bonus Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the Performance Bonus Plan in, or in respect of, any single fiscal year shall not exceed $5 million. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

Bonus Opportunity and Performance Goals

Bonuses may be payable to a participant as a result of the satisfaction of performance goals in respect of any performance period determined by the committee; provided that, to the extent a participant would be subject to Section 162(m) of the Code, the performance goals will be set in accordance with the regulations under Section 162(m) of the Code. Performance goals, which may vary among and between participants, may include objectives stated with respect to us, an affiliated company or a business unit. The performance goals are limited to one or more of the following:

•

specified levels of or increases in revenue, operating income, pre-tax earnings or income, return on capital, equity measures/ratios (on a gross, adjusted, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, earnings growth, earnings before interest and taxes, or EBIT, and earnings before interest, taxes, depreciation and amortization, EBITDA, or operational cash flow;

•	completion of acquisitions or business expansion;

•	operating efficiency;

•	implementation or completion of critical projects or related milestones;

•	comparable store sales or non-comparable store sales;

•	comparable store sales or sales growth;

•	new store sales;

•	store fundraising initiatives;

•	new store openings;

•	gross margin;

•	inventory shrink;

•	vendor allowances;

•	inventory turns;

•	inventory levels;

•	distribution center productivity levels;

•	customer service levels;

•	customer or employee satisfaction;

•	employee recruiting and development;

•	number and timing of store construction;

•	visual merchandising initiatives;

•	advertising effectiveness;

•	number and timing of lease negotiations;

•	development of new markets;

•	financial ratios;

•	strategic initiatives;

•	improvement in or attainment of operating expense levels;

•	improvement in or attainment of capital expense levels;

•

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations;

•

the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs;

•	individual objectives and any combination of the foregoing; and/or

•	budget and expense management.

The compensation committee shall provide a threshold level of performance below which no incentive compensation bonus will be paid, as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance, determined with regard either to a fixed monetary amount or a percentage of the participant’s base salary. The compensation committee shall make such adjustments, to the extent it deems appropriate, to established performance goals and performance thresholds to compensate for, or to reflect, any material changes which may have occurred due to an Extraordinary Event (as defined under the Performance Bonus Plan).

As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Performance Bonus Plan, the compensation committee will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The compensation committee also may reduce, eliminate, or, with respect only to participants who are not subject to Section 162(m) of the Code, increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the compensation committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the compensation committee. Under no circumstances, however, may the compensation committee, with respect solely to a participant who is subject to Section 162(m) of the Code, (i) increase the amount of the incentive compensation otherwise payable to such participant beyond the amount originally established by the compensation committee, (ii) waive the attainment of the performance goals established and applicable to such participant’s incentive compensation or (iii) otherwise exercise its discretion so as to cause any incentive compensation bonus payable to such participant to not qualify as “performance-based compensation” under Section 162(m) of the Code.

Awards made after the Performance Bonus Plan is approved may be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy maintained by us that is applicable to any participant.

All amounts due under the Performance Bonus Plan shall be paid within two and a half months of the end of the year in which such incentive compensation is no longer subject to a risk of forfeiture. The board of directors, without the consent of any participant, may amend or terminate the Performance Bonus Plan at any time. However, no amendment that would require the consent of the shareholders pursuant to Section 162(m) of the Code shall be effective without such consent.

No awards have yet been made under the 2016 Performance Bonus Plan.

New Plan Benefits

Because our compensation committee has discretion to grant future awards of a design and amount determined in its discretion, (i) this data may be of limited relevance to shareholders’ consideration and voting on this proposal and (ii) it is not possible at present to specify the persons to whom Awards will be granted under the 2016 Performance Bonus Plan in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our Named Executive Officers, will receive Awards under the 2016 Performance Bonus Plan. Accordingly, a new plan benefits table is not required or provided as part of this proposal.

Interest of Certain Persons in the 2016 Performance Bonus Plan

Shareholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2016 Performance Bonus Plan because they may in the future receive awards under it. Nevertheless, the board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the 2016 Performance Bonus Plan.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Five Below, Inc. 2016 Performance Bonus Plan.

The board of directors recommends a vote FOR the approval of the Five Below, Inc. 2016 Performance Bonus Plan.

PROPOSAL 5

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2015 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2017 annual meeting of shareholders must be received by us no later than January 12, 2017 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2016 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (a) not prior to March 23, 2017 nor later than April 22, 2017 or (b) in the event that the 2017 annual meeting of shareholders is held prior to May 22, 2017 or after August 20, 2017, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

ANNUAL REPORT TO SHAREHOLDERS

Our 2015 Annual Report has been posted, and is available without charge, on our corporate website at www.fivebelow.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2015 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2015 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2015 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2015 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2015 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 1818 Market Street, Suite 2000, Philadelphia, Pennsylvania 19103 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2015 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2015 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000293640_1 R1.0.1.25 FIVE BELOW, INC. 1818 MARKET STREET SUITE 2000 PHILADELPHIA, PA 19103 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Catherine E. Buggeln 1B Michael F. Devine III 1C Ronald L. Sargent 1D Daniel J. Kaufman 1E Richard L. Markee The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 28, 2017. For Against Abstain 3. To approve the Company’s Amended and Restated Equity Incentive Plan. 4. To approve the Company’s 2016 Performance Bonus Plan. 5. To approve, by non-binding vote, the Company’s Named Executive Officer compensation. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1 above and FOR proposals 2, 3, 4 and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting five below

0000293640_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com FIVE BELOW, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS June 21, 2016 The undersigned hereby appoints Joel D. Anderson and Kenneth R. Bull, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Daylight Time on June 21, 2016, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, and any adjournment or postponement thereof. For directions to the meeting, please contact the company at 215-546-7909. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE YOUR SHARES IN ONE OF THE OTHER METHODS PRESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side